EXHIBIT 10.5
                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (the "Agreement"), dated this 22nd day of October, 2002, by and between Tremont Corporation, a Delaware Corporation (hereinafter called "Tremont"), whose principal office is at 1999 Broadway, Suite 4300, Denver, Colorado 80202 and NL Industries, Inc., a New Jersey Corporation (the "Secured Party"), in its capacity as the holder of the Note (as defined below).

      Section 1. Security Interest. For value received, Tremont hereby grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Tremont in and to 10,215,541 shares of the Secured Party's common stock, par value of $1.25 per share (the "Pledged Shares"). As used in this Agreement, the "Collateral" shall include the Pledged Shares together with any and all products and proceeds of the Pledged Shares, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

      Section 2. Loan Agreement. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of that certain revolving note, dated as of the date of this Agreement in the principal amount of $15,000,000, made by Tremont and payable to the order of Secured Party (such note and any notes given in modification, renewal, extension or substitution thereof being herein sometimes collectively referred to as the "Notes" and individually as the "Note"), pursuant to which Secured Party has loaned monies to Tremont. The security interests herein granted (the "Security Interests") shall secure full payment and performance of the Note and the due and punctual observance and performance of each and every agreement, covenant and condition on Tremont's part to be observed or performed under this Agreement or the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation").

      Section 3. Priority. Tremont represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral, and the Collateral is not subject to any other liens or security interests. Tremont hereby delivers to the Secured Party the stock certificate evidencing the Pledged Shares, issued in the name of Tremont, together with an assignment separate from the certificate, duly executed in blank, with a medallion signature guarantee (and otherwise in a form sufficient to effect legal transfer of the Pledged Shares without any further action by Tremont).

      Section 4. Title to Collateral. Tremont represents and warrants to Secured Party that: (a) Tremont is the owner of the Collateral; (b) no dispute, right of offset, counterclaim, or defense to the Security Interests exists with respect to all or any part of the Collateral; and (c) Tremont will defend the Collateral against the claims and demands of all persons other than any subordinate claims or liens acknowledged by Secured Party.


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      Section  5.  Tremont's  Obligations.  So long as the Note is  outstanding,
Tremont covenants and agrees with Secured Party: (a) not to permit any material part of the Collateral to be levied upon under any legal process; (b) not to dispose of any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Tremont may contest any such tax claim if done diligently and in good faith. Tremont hereby agrees from time to time to execute such additional documents as may reasonably be requested by the Secured Party to maintain the Secured Party's first priority perfected security interest in the Collateral.

      Section 6. Event of Default. As used herein, the term default shall include any or all of the following:

            (a) The assignment of, the voluntary or involuntary conveyance of legal or beneficial interest in, or the mortgage, pledge or grant of a security interest in, any of the Collateral; or

            (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those which are being contested in good faith and for which adequate reserves have been created); or

            (c) Nonpayment of any installment of principal or interest under the Notes; or

            (d) The adjudication of Tremont as bankrupt, or the taking of any voluntary action by Tremont or any involuntary action against Tremont seeking an adjudication of Tremont as bankrupt, or seeking relief by or against Tremont under any provision of the Bankruptcy Code, or seeking liquidation or dissolution of Tremont; or

            (e) Tremont failing to comply with any other covenant contained in the Notes or this Agreement; or

            (f) Tremont's default in any payment (regardless of amount) of principal of or interest on any other indebtedness for borrowed money; or

            (g) Tremont's default in the observance or performance of any other agreement or condition relating to any such other indebtedness for borrowed money or contained in any instrument evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder of the indebtedness to cause, such other indebtedness for borrowed money to become due prior to its stated maturity.

An "Event of Default" shall be deemed to have occurred immediately upon any default described in clause (d) or (g) above, if any default described in clauses (c) or (f) above is not cured within 5 days, and if any default

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described in clauses (a), (b), or (e) is not cured within 30 days after written notice from Secured Party to Tremont.

      Section 7. Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of New Jersey or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and
(d) exercise any and all other rights, remedies and privileges it may have under the Note and the other documents defining the Obligation.

      Section 8. Application of Proceeds by Secured Party. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Tremont; provided that the proceeds and/or accounts shall be applied toward satisfaction of the Obligation. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligation shall be distributed to Tremont.

      Section 9. Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Tremont and to any other persons entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this section.

      Section 10. Right to Vote Collateral; Receipt of Dividends, Etc.

      (a) Unless an Event of Default shall have occurred and be continuing, Tremont shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Secured Party shall, upon receiving a written request from Tremont, which request shall be deemed to be a representation and warranty by Tremont that no Event of Default has occurred and is continuing, deliver to Tremont or, as specified in such

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request, such proxies, powers of attorney,  consents,  ratifications and waivers in respect of any Collateral which are registered in the name of the Secured Party or a nominee as shall be specified in such request and be in form and substance satisfactory to the Secured Party.

      (b) If an Event of Default shall have occurred and be continuing, all rights of Tremont to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10(a) above shall end upon five days' notice from the Secured Party to Tremont and thereafter the Secured Party shall have the right to the extent permitted by law, and Tremont shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to all Collateral with the same force and effect as if the Secured Party were the absolute and sole owner thereof.

      (c) Unless an Event of Default shall have occurred and be continuing, Tremont shall be entitled to receive all regular quarterly cash dividends. Any other dividends or distributions or proceeds therefrom on account of the Collateral shall, if received by Tremont, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of Tremont, and be forthwith delivered to the Secured Party as collateral in the same form as so received (with any necessary endorsement).

      Section 11. Delivery of Notices. Any notice or demand required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the person to whom addressed or, if given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed to:

            If to Secured Party:

            NL Industries, Inc.
            16825 Northchase Drive
            Suite 1200
            Houston TX 77060
            Attn:  General Counsel

            If to Tremont:

            Tremont Corporation
            1999 Broadway
            Suite 4300
            Denver, Colorado 80202
            Attn:  General Counsel

Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

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      Section 12. Binding Effect.  This Agreement shall be binding upon Tremont, its successors and assigns, and shall inure to the benefit of Secured Party and its successors and assigns.

      Section 13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of New Jersey.

      Section 14. Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

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      EXECUTED as of the day and year first herein set forth.



SECURED PARTY:


NL Industries, Inc.

By:       /s/ Robert D. Hardy
          ----------------------------------------

Title:    Vice President
          -------------------------------------


TREMONT:


Tremont Corporation

By:       /s/ Mark A. Wallace
          -----------------------------------------

Title:    Vice President
          --------------------------------------














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